Exhibit 16.1

October 22, 2012

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated October 19, 2012, of Wellesley Capital Management Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our firm.

Yours very truly,

/s/ Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

Schaumburg, Illinois